Investor Presentation May 1, 2007

Forward looking statement This presentation may contain "forward-looking statements" that involve risks and uncertainties, including statements relating to the market opportunity and future business prospects of Stifel Financial Corp. and Stifel Nicolaus ("SF" or the "Company"). Actual results may differ materially and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ are included in the Company's Annual and Quarterly Reports and from time to time in other reports filed by the Company with the Securities and Exchange Commission. To supplement our financial statements presented in accordance with GAAP, the management uses certain non-GAAP measures of financial performance and liquidity. These non-GAAP measures are in addition to results prepared by the Company in accordance with GAAP, and should only be considered together with the Company's GAAP results. Certain statements in the following presentation relate to future results that are forward- looking statements as defined in the Private Securities Litigation Reform Act of 1995.

Stifel Profile General Parent Company: Stifel Financial Corp. (NYSE:SF) Nearly 3,000 associates in 170 offices U.S. and Europe Management and associates own in excess of 46% of the firm Strong financial performance; 11 years of record net revenue Market Information Current Share Price $46.00 52 Week Low/High $29.67 -- $52.50 Shares Outstanding 14.9 million Market Cap $685 million Book Value/Share $21.33

Stifel History Founded in St. Louis in 1890 Strong track record in 20's - 50's as an innovative underwriter Led numerous significant financings Mackinac Bridge & O'Hare Airport NYSE Member firm 1958 Seven successful acquisitions from 60's - 90's. IPO NYSE 1983 Symbol - SF

Stifel Nicolaus Today Founded in 1890 Highly Regarded Private Client Group Manages $55 billion in Client Assets Broad Institutional Equity and Fixed Income origination and distribution capabilities Market-recognized fixed income expertise One of the largest domestic Equity Research franchises off Wall Street Extensive Investment Banking platform Approximately 3,000 employees in 170 offices in the US and Europe Management and employees now own approximately 46% of the firm Fully diluted market capitalization in excess of $650 million

Ownership Profile

Strong Relative Performance Versus Industry 2000 vs 2006 5 Year Versus Peers

Record Results

Demonstrated Steady Growth

Stifel Stock Performance as of 4/25/07 Number One Brokerage Stock (over the last 1, 3 and 5 Years)

Stifel's Values Drive Growth "Of Choice" Strategy Clients' Interests First Broker is Client Broker is Our Brand No Bureaucracy Client First Strategy

Excellent Platform Drives Growth Unmatched Client Support Best Technology in Industry

Diversified Net Revenues

Private Client Group

Stifel Offers Top Tier Compensation

Equity Capital Markets Overview

Leading Capital Markets Platform One of the Largest Full-Service Investment Banks Off Wall Street

Leading Capital Markets Platform Extensive Transaction Experience Public Offerings: Successfully led or co-managed 746 public offerings between 2000 and 2006 Raised approximately $167 billion Mergers and Acquisitions: Successfully completed 408 M&A transactions between 2000 and 2006 More than $35 billion in aggregate consideration Private Placements: Successfully completed 362 private placement transactions between 2000 and 2006 Raised nearly $14 billion Mutual Conversions: Successfully completed 25 mutual conversion transactions between 2000 and 2006 Raised over $7 billion

Leading Capital Markets Platform Highly Respected Equity Research Team Nearly two-thirds of Stifel Nicolaus' research analysts have professional work experience in the industry they currently cover. Ranked 10th out of 72 research groups in the 2006 Wall Street Journal poll 3rd highest "batting average" (BA) among firms with more than 35 analysts Powerful equity research platform with 710 stocks under coverage 56 senior research analysts Stifel Nicolaus delivers highly value-added research in the following industries: Business & Consumer Services Industrial Technology Financial Institutions Real Estate Telecommunications Healthcare Special Situations Transportation & Infrastructure

Research Coverage

Leading Capital Markets Platform One of the Largest Full-Service Investment Banks Off Wall Street

Stifel Bank & Trust

Banking Opportunity As the brokerage industry continues to evolve, each year more of our competitors, both nationally and regionally, add banking services to their product offerings. We believe those firms have a competitive advantage in recruiting investment executives as well as retaining client relationships. Additionally, within our existing footprint, we believe there are multiple markets which lack a dominant middle market commercial bank serving the increasingly sophisticated needs of small to middle market commercial businesses and high net worth individuals. A Stifel bank would focus on asset generation in order to leverage our accounts and balances: Stifel has 350,000+ accounts with $55 billion in client assets. Money markets exceed $3.5 billion and are a funding source for the bank.

Points for Consideration Most regional firms have met the banking question by selling to a bank. We instead bought a bank. Continued turnover of market participants focusing on business and high net worth clients. (Missouri State Bank, Southwest Bank, Mark Twain) "Firm of Choice" - High profile of Stifel in St. Louis market can be used to attract lenders and other customer service personnel with a higher skill level than would be possible for a typical small bank. Public stock can be used as an incentive to bank employees and management as well as an acquisition currency. Excellent management team led by John Dubinsky.

Why Does the Ryan Beck Merger Make Sense?

A Combination of Two Great Firms With Similar Cultures Extends our geographic reach to the Mid-Atlantic, with virtually no overlap Establishes us as a top 12 Private Client Group brokerage Leverages capabilities of our Capital Markets business Leverages our strong research platform Leverages our technology and operations infrastructure Integrates similar cultures and compensation philosophies Enhances tangible book value per share Accretive transaction enhances long-term earnings potential Creates value for all Stifel stakeholders Clients Employees

With Complementary Geographies

Strengthens our Brokerage Position

Creates a New Top Ten Research House

Partnership Contributions 2006 Projected Gross Revenues (2) Book value of Equity (5) 2006 Projected Private Client Revenues (2) Branch contribution margin (6) Brokers (3) Assets Under Administration (Dollars in Billions) Revenues Per Broker (4)(Dollars in Thousands) (1) Excludes effect of purchase accounting and integration. (2) Projected Revenues based upon 9 months annualized through 9/30/2006. (3) Includes independent consultants. Stifel pro forma for addition of MJSK brokers. (4) Reflects revenues per average broker. Excludes non-producing brokers, branch managers, independent consultants and MJSK brokers for Stifel. (5) Book value of Equity is as of September 30, 2006 for Stifel Financial and November 30, 2006 for Ryan Beck. (6) Branch contribution margin represents estimate of Branch profitability before overhead allocation.

Summary Financials Historical Stifel Unaudited Financial Pro Forma Corp. Ryan Beck Adjustments Combined BALANCE SHEET Total Assets $1,084,774.00 $188,628.00 $37,607.00 $1,311,009.00 Total Stockholders' Equity $220,265.00 $89,841.00 $9,024.00 $319,130.00 Shares Outstanding $ 12,507.00 $0.00 $2,400.00 $14,907.00 Book Value per Share $17.61 $21.41 REVENUES Total Revenues $471,388 $218,461 $0 $689,849 Source: Stifel Financial Preliminary Proxy Form 14A